Exhibit 99.1

Consolidated Financial Statements and Report of Independent Certified Public Accountants

AppRiver, LLC and Subsidiaries

December 31, 2016 and 2015

AppRiver, LLC and Subsidiaries

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS	Grant Thornton LLP 4140 ParkLake Avenue, Suite 130 Raleigh, NC 27612-3723 T 919.881.2700 F 919.881.2795 www.GrantThornton.com

Members of AppRiver, LLC and Subsidiaries

Gulf Breeze, Florida:

We have audited the accompanying consolidated financial statements of AppRiver, LLC (a Florida Corporation) and Subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of earnings and comprehensive income, changes in members’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd

2

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AppRiver LLC and Subsidiaries as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Raleigh, North Carolina

July 27, 2017

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd

AppRiver, LLC and Subsidiaries	3

Consolidated balance sheets

December 31	2016	2015
	$	$
Assets
Current assets:
Cash and cash equivalents	5,612,492	4,567,967
Accounts receivable, net of allowance of $55,370 and $0 in 2016 and 2015	3,217,993	2,453,520
Sales tax receivable, net of allowance of $536,759 and $0 in 2016 and 2015	2,147,035	—
Prepaid assets	576,049	533,110
Other current assets	79,822	74,976

Total current assets	11,633,391	7,629,573

Property and equipment, net	2,470,589	2,924,181
Other assets:
Property held for investment	40,000	—
Investment in ARM Research Labs, LLC	38,336	35,385

Total other assets	78,336	35,385

Total assets	14,182,316	10,589,139

Liabilities and members’ deficit
Current liabilities:
Accounts payable	1,804,740	2,520,782
Sales tax payable	2,683,794	—
Accrued expenses	1,914,173	1,760,610
Deferred revenue	9,220,125	9,197,129
Current portion of notes payable	122,010	297,406
Current portion of capital lease obligation	33,631	137,368

Total current liabilities	15,778,473	13,913,295

Long-term liabilities:
Notes payable	224,946	346,956
Capital lease obligation	—	34,569

Total long-term liabilities	224,946	381,525

Total liabilities	16,003,419	14,294,820

Members’ deficit:
Members’ capital	388,224	388,224
Accumulated deficit	(2,175,731)	(4,073,897)
Accumulated other comprehensive loss	(33,596)	(20,008)

Total members’ deficit	(1,821,103)	(3,705,681)

Total liabilities and members’ deficit	14,182,316	10,589,139

The accompanying notes are an integral part of these consolidated financial statements.

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Consolidated statements of earnings and comprehensive income

For the year ended	2016	2015
	$	$
Net sales	70,915,132	60,653,730
Cost of sales	35,215,988	29,156,907

Gross profit	35,699,144	31,496,823

Operating expenses:
General and administrative	3,232,167	2,271,813
Salaries and related expenses	20,909,621	19,856,645
Advertising	2,457,979	2,378,015
Professional fees	1,135,089	1,105,006
Office expenses	938,394	985,342
Rent	1,021,537	927,697
Travel and entertainment	517,237	517,386
Commissions	1,385,684	1,004,353
Depreciation and amortization	536,195	901,903
Insurance	170,016	200,268

Total operating expenses	32,303,919	30,148,428

Income from operations	3,395,225	1,348,395

Other income (expense):
Equity in earnings of ARM Research Labs, LLC	40,687	30,605
Interest income	1,606	2,160
Other income/expense	(166,711)	(110,215)
Interest expense	(22,177)	(48,736)

Total other income (expense), net	(146,595)	(126,186)

Net income	3,248,630	1,222,209
Other comprehensive income (loss):
Foreign currency transaction adjustments	(13,586)	55,719

Total comprehensive income	3,235,044	1,277,928

The accompanying notes are an integral part of these consolidated financial statements.

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Consolidated statements of changes in members’ deficit

	Member’s Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
	$	$	$	$
Balance, December 31, 2014	336,461	(4,502,660)	(75,727)	(4,241,926)
Net income	—	1,222,209	—	1,222,209
Members’ capital
Share-based compensation	51,763	—	—	51,763
Distributions	—	(793,446)	—	(793,446)
Foreign currency translation adjustment	—	—	55,719	55,719

Balance, December 31, 2015	388,224	(4,073,897)	(20,008)	(3,705,681)
Net income	—	3,248,630	—	3,248,630
Members’ capital
Distributions	—	(1,350,464)	—	(1,350,464)
Foreign currency translation adjustment	—	—	(13,588)	(13,588)

Balance, December 31, 2016	388,224	(2,175,731)	(33,596)	(1,821,103)

The accompanying notes are an integral part of these consolidated financial statements.

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Consolidated statements of cash flows

For the year ended December 31	2016	2015
	$	$
Cash flows from operating activities:
Net income	3,248,630	1,222,209
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,131,491	1,193,681
Bad debt expense	228,744	106,091
Bad debt expense on sales tax receivable	536,759
(Gain) Loss on disposal of assets	(112)	272
Equity in earnings of ARM Research Labs, LLC	(40,687)	(30,605)
Share-based compensation	—	51,763
Changes in operating assets and liabilities:
Accounts receivable	(993,217)	(553,873)
Sales tax receivable	(2,683,794)
Prepaid assets	(42,939)	(131,690)
Other current assets	(4,846)	(1,277)
Accounts payable	(716,042)	109,888
Sales tax payable	2,683,794	—
Accrued expenses	153,563	679,759
Deferred revenue	22,996	1,040,800

Net cash provided by operating activities	3,524,340	3,687,018

Cash flows from investing activities:
Purchase of property and equipment	(677,786)	(917,369)
Other investments	(40,000)	—
Distributions from ARM Research Labs, LLC	37,735	16,750

Net cash used in investing activities	(680,051)	(900,619)

Cash flows from financing activities:
Principal payments on notes payable and capital lease obligation	(435,712)	(608,860)
Distributions to members	(1,350,464)	(793,446)

Net cash used in financing activities	(1,786,176)	(1,402,306)
Effect of exchange rates on cash and cash equivalents	(13,588)	55,719

Net increase in cash	1,044,525	1,439,812
Cash and cash equivalents at beginning of year	4,567,967	3,128,155

Cash and cash equivalents at end of year	5,612,492	4,567,967

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	22,176	38,408

The accompanying notes are an integral part of these consolidated financial statements.

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Notes to consolidated financial statements

1	Description of Business and Summary of Significant Accounting Policies

Nature of Business

The consolidated financial statements include the accounts of AppRiver, LLC (AppRiver), AppRiver AG (AG) and AppRiver AG Spain, SL (SLU). AppRiver is based in Gulf Breeze, Florida and provides email security solutions to businesses, including protection from spam, viruses, and internet malware. In order to provide these services, the Company maintains a significant vendor relationship. The Company expects to maintain this relationship. In January 2012, the Company’s members agreed to expand operations into Switzerland by forming AG, a wholly-owned subsidiary of the Company. In April 2014, the Company expanded operations into Spain by forming SLU.

Principles of Consolidation

The consolidated financial statements include the accounts of AppRiver, AG and SLU (collectively, the Company) and are prepared in conformity with generally accepted accounting principles of the United States of America (US GAAP). All significant inter-company balances and transactions have been eliminated in consolidation.

Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

The Company’s cash balances held at financial institutions are insured by the Federal Deposit Insurance Corporation (FDIC) up to certain limits. From time to time the Company has amounts that exceed the FDIC limit. The amount of credit card receivables included in cash was $591,155 and $444,515 in 2016 and 2015. All Credit and Debit card transactions that settle in less than seven days are also classified as cash and cash equivalents.

Accounts Receivable

Accounts receivable are due from customers for services provided and are presented at face value, net of an allowance for doubtful accounts. Customer balances are due within 30 days of the receipt of the invoice. Management analyzes historical bad debts, current economic trends, and changes in the customer’s payment tendencies when evaluating the allowance for doubtful accounts. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

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Property and Equipment

Property and equipment are recorded at cost and depreciated by the straight-line method over the estimated useful lives of the individual assets. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income or expense for the period. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized. Estimated useful lives are generally as follows:

Estimated Life
Buildings	30 years
Office and computer equipment	4 years
Equipment under capital lease	4 years
Furniture, fixtures and signs	10 years
Software	3 years
Vehicles	5 years
Leasehold improvements	10 years

Revenue Recognition

The Company’s revenues are derived primarily from providing software services under subscription agreements. The revenue is recognized as it is earned according to the terms of the applicable service agreement. For subscriptions extending past the fiscal year, revenues are deferred until earned in the subsequent period.

Deferred Revenue

Deferred revenue primarily consists of billings or payments received in advance of revenue recognition from the subscription services described above and is recognized as the revenue recognition criteria are met.

Cost of Sales

Cost of sales includes hosting costs, licensing fees, salaries and benefits for support personnel, merchant fees and depreciation and amortization related to property and equipment.

Advertising Costs

Advertising costs are charged to operations when incurred.

Income Taxes

AppRiver has elected to be treated as an S Corporation under IRC Section 1362(a); therefore, the Company is generally not liable for Federal income tax. All income is passed through to the members and allocated to its members in accordance with their respective percentage ownership and is taxed at the individual level.

AG and SLU are subject to Swiss tax law and Spanish tax law respectively and pay income tax in their respective jurisdiction. For US tax purposes both AG and SLU are treated as controlled foreign corporations and their taxable income or loss does not pass through to the members of AppRiver. There are no deferred tax assets or liabilities as of December 31, 2016 and 2015.

The Company believes that it has appropriate support for the income tax positions taken and to be taken based on an assessment of many factors, including experience and interpretation of tax laws applied to the facts of each matter. With few exceptions, the Company is no longer subject to examinations by tax authorities for years before 2012.

Share-based Compensation

The Company records share-based compensation at fair value and expenses the fair value of member share options granted. The Company recognizes the effects of share-based compensation in salaries in the accompanying statements of earnings on a straight-line basis over the vesting period. The fair value of member share options is estimated using the Black-Scholes option pricing model.

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Foreign Currency Translation

For AG, whose functional currency is the local foreign currency (CHF), and for SLU, whose functional currency is the local currency (Euro), balance sheet accounts are translated at exchange rates in effect at the end of the year and statement of earnings accounts are translated at average exchange rates for the year. Translation gains and losses are included as a separate component of members’ deficit. Foreign currency translation resulted in an aggregate exchange loss of $13,588 and an aggregate exchange gain of $55,719 in 2016 and 2015, respectively.

Subsequent Events

The Company discloses material events that occur after the balance sheet date but before financial statements are issued. In general, these events are recognized if the condition existed at the date of the balance sheet, but not recognized if the condition did not exist at the balance sheet date. Management has evaluated events occurring subsequent to December 31, 2016 through July 27, 2017, the date the financial statements were available to be issued. The Company executed a $3,500,000 term loan with Silicon Valley Bank. These proceeds were in turn loaned to the primary member.

2	Property and Equipment

Property and equipment consists of the following:

	2016	2015
	$	$
Office equipment	392,505	394,531
Computer equipment	4,922,040	4,400,132
Equipment under capital lease	527,588	542,309
Furniture, fixtures and signs	1,030,209	969,427
Software	535,198	535,197
Vehicles	22,815	22,815
Leasehold improvements	621,680	554,595
Buildings	463,564	463,564

	8,515,599	7,882,570
Less: Accumulated depreciation and amortization	6,045,010	4,958,389

Net property and equipment	2,470,589	2,924,181

Depreciation and amortization expense was $1,131,491 and $1,193,681 for the years ended December 31, 2016 and 2015, respectively. Amounts are included in cost of sales and operating expenses as follows:

	2016	2015
	$	$
Depreciation and amortization in cost of sales	595,296	291,778
Depreciation and amortization in operating expenses	536,195	901,903

	1,131,491	1,193,681

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3	Investment in ARM Research Labs, LLC

The Company holds a fifty percent interest in ARM Research Labs, Inc. (ARM). ARM is a privately funded research and development group created to develop solutions through advanced technologies. The investment in ARM is recorded using the equity method of accounting, which requires the Company to record its pro rata share of ARM’s profits and losses by adjusting the carrying value of its investment in ARM. The following information summarizes the balances and activity of ARM as of and for the years ended December 31, 2016 and 2015:

	2016	2015
	$	$
Total assets	76,628	70,724
Total liabilities	—	—

Total equity	76,628	70,724

Revenues	304,009	276,953
Expenses	(222,635)	(215,744)

Net income	81,374	61,209

Investment in ARM

	2016	2015
	$	$
Company’s interest:
50% interest in retained earnings	298,780	258,116
Less: Cumulative distributions taken	(260,444)	(222,731)

Investment in ARM	38,336	35,385

Equity in earnings (loss) of ARM:
50% share of net income (loss)	40,687	30,605

4	Notes Payable

Notes payable consist of the following:

	2016	2015
	$	$
Note payable to bank, monthly payments of principal and interest of $ 2,292, interest at 3.375%, secured by building, maturing in July 2027	244,500	263,406
Note payable to bank, monthly payments of principal and interest of $ 16,850, interest at 3.7%, secured by equipment, paid in full in 2016	—	148,262
Note payable to bank, monthly payments of principal and interest of $ 11,692, interest at 5.7%, secured by equipment, maturing in September 2017	102,456	232,694

Total notes payable	346,956	644,362
Less current maturities	122,010	297,406

Long-term debt	224,946	346,956

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As of December 31, 2016, notes payable are scheduled to mature in the following amounts:

$
2017	122,010
2018	20,225
2019	20,918
2020	21,635
2021	22,376
Thereafter	139,792

Total	346,956

The credit agreements contain various provisions, including compliance with certain financial covenants. As of December 31, 2016, the Company was in compliance with all debt covenants.

5	Capital Leases

The Company has entered into several lease agreements for equipment that meet the criteria for treatment as capital leases.

The leased equipment had a cost of $527,588 and $542,309 at December 31, 2016 and 2015, respectively, and net book value was $44,317 and $169,471 respectively. Amortization of the leased property is included in depreciation and amortization expense.

Below is a schedule of the future minimum lease payments under the capital lease as of December 31, 2016:

$
2017	33,631
2018	—
2019	—
2020	—
2021	—

Total minimum lease payments	33,631
Less: Amount representing interest	—

Present value of minimum lease payments	33,631
Less: Current portion	(33,631)

Portion maturing beyond one year	—

6	Line of Credit

The Company has a revolving line of credit in the amount of $2,000,000 with a financial institution. The line bears interest at Wall Street Journal Prime Plus 1.50%, floating and is secured by security interest in all assets, with the exception of Intellectual property and capital equipment under the Compass bank equipment loan. There were no borrowings or outstanding balance at December 31, 2016 or December 31, 2015. The Company also has a $2,000,000 Committed Bank Services Line of Credit with the same institution. The Company renewed the Line of Credit and extended the term date to December, 31, 2021.

7	Equity

The Company has authorized, issued and outstanding 100 Class A Units and 9,900,000 Class B Units at December 31, 2016. All Class A Units have voting rights and each unit is entitled to one vote. Class B Units have no voting rights.

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8	Share Options

The Company accounts for stock based compensation according to the provisions of ASC 718 which establishes the provision for accounting for stock-based awards exchanged for employee services. Accordingly, stock-based compensation cost is measured on the grant date at the fair market value of the award and is recognized as expense on a straight-line basis over the employee’s requisite service period.

In September 2011, the Company adopted the AppRiver, LLC 2011 Option Plan (the Plan). In accordance with the terms of the Plan, selected persons may be granted options to purchase up to 2,000,000 shares of the Company’s non-voting members shares at $6 per share. At December 31, 2016 and 2015 a total of 100,000 shares were authorized and outstanding under the Plan. The options vest monthly over 48 months, beginning on October 1, 2011, and expire 10 years from date of grant.

A summary of the status of the Company’s outstanding options at December 31, 2016 and 2015 is presented below:

	Number	Weighted Average Exercise Price
		$
Outstanding at December 31, 2014	150,000	6.00
Granted	—	—
Exercised	—	—
Forfeited	50,000	—

Outstanding at December 31, 2015	100,000	6.00
Granted	—	—
Exercised	—	—
Forfeited	—	—

Outstanding at December 31, 2016	100,000	6.00

Weighted average fair value per option of options granted during 2011	600,000	6.00

Grant Date by Year	Number of Remaining Shares Outstanding	Remaining Weighted Average Contractual Life in Years	Weighted Average Exercise Price	Number of Shares Exercisable
2011	100,000	4.75	$6.00	100,000

Remaining share-based compensation to be recognized over the remaining vesting period of the options is $0 as of December 31, 2016 and 2015, respectively. Total share based compensation expense was $0 and $51,763 for the years ended December 31, 2016 and 2015, respectively.

9	Employee Benefit Plan

AppRiver sponsors a 401(k) retirement plan (the Plan) covering substantially all employees working more than thirty hours per week who have completed six months of service, as of January 1 or July 1 semi-annual entry dates, with AppRiver. Participants may contribute any portion of their annual compensation up to the maximum amount established by the Internal Revenue Service for each calendar year. The terms of the Plan provide that AppRiver matches 100% of the first 3% of participants’ contributions and 50% of the next 2% of participants’ contributions. AppRiver’s matching contributions to the Plan amounted to $467,825 and $444,218 in 2016 and 2015, respectively. AppRiver may also make discretionary profit sharing contributions. AppRiver made $150,000 in discretionary profit sharing contributions in both 2016 and 2015.

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10	Related-party Transactions

The Company has entered into a long-term lease for office space from a management company that is partially owned by two of the members of AppRiver. Each of the two members owns 41.04% of the management company as of December 31, 2016 and 35.21% each as of December 31, 2015. In 2016 and 2015, the Company’s rent expense for the office space was $809,403 and $724,812, respectively.

11	Commitments and Contingencies

Operating Leases

The Company leases equipment and office space under several non-cancellable lease agreements. The future minimum rental payments are as follows:

$
2017	972,131
2018	604,126
2019	6,941
2020	—
2021	—

1,583,198

Rent expense totaled $1,020,198 and $927,696 for the years ended December 31, 2016 and 2015, respectively.

The calculation of straight-line rent expense is based on the same lease term with consideration for escalation clauses, rent holidays and other lease concessions. The company begins rent when the Company has the right to use the property.

Service Agreements

The Company has entered into several contracts for telecommunications services. The contract commitments are as follows:

$
2017	265,003
2018	—
2019	—

265,003

Sales Tax Payable/Receivable

The Company has determined that a sales tax nexus exists in multiple states. The Company prepared a Voluntary Disclosure agreement with seventeen states that the Company determined both a sales tax nexus and a tax position existed as of December, 31, 2016. The Company is in the process of collecting the amounts determined as payable under each Voluntary Disclosure agreement from the related customers. An allowance for uncollectible amounts was determined by the Company based on collections history on sales tax billed to customers. The receivable of $2,683,794 (net of an allowance of $536,759) and payable amount of $2,683,794 within the prepared Voluntary Disclosure agreement are recorded within Sales tax receivable and Sales tax payable on the consolidated balance sheet for the year ending December 31, 2016.